UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2025

BioSig Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38659	26-4333375
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 745
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(203) 409-5444

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2025, BioSig Technologies, Inc., a Delaware corporation (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Streamex Exchange Corporation, a company organized under the laws of the Province of British Columbia (“Streamex”), BST Sub ULC, an unlimited liability company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“ExchangeCo”), 1540875 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“Callco”), each shareholder of Streamex (each, a “Shareholder” and, collectively, the “Shareholders”), and 1540873 B.C. Ltd., a company organized under the laws of the Province of British Columbia, as trustee (the “Trustee”) of the trust formed pursuant to the exchange rights agreement to be entered into between the Company, ExchangeCo, CallCo, and the Trustee (the “Exchange Rights Agreement”).

Pursuant to the Share Purchase Agreement, the Company, through ExchangeCo, will acquire all of the issued and outstanding shares of Streamex (the “Purchased Shares”) from the Shareholders. In exchange for the Purchased Shares, upon the closing of the transaction (the “Closing”), ExchangeCo will issue an aggregate of 109,070,079 exchangeable shares in its capital stock (the “Exchangeable Shares”), at a ratio of 2.05 Exchangeable Shares for each Purchased Share. The Exchangeable Shares will be exchangeable on a one-for-one basis (the “Exchange Ratio”), subject to certain adjustments, for shares of the Company’s common stock and will carry rights substantially equivalent to the Company’s common stock, as set forth in the Exchange Rights Agreement.

Initially, upon the Closing and in accordance with Nasdaq listing rules, the Exchangeable Shares will not be exchangeable into more than 19.9% of the Company’s outstanding common stock on a pre-transaction basis. Following the Closing, the Company will seek stockholder approval of certain matters set out in the Share Purchase Agreement (the “Parent Stockholder Matters”). If such approval is obtained, the Shareholders will become entitled to receive, together with the initial issuance, an aggregate total number of shares equal to 75% of the fully diluted shares of the Company’s common stock outstanding as of the date of the Share Purchase Agreement. Following such stockholder approval, the Company’s existing stockholders and holders of common stock equivalents will collectively own 25% of the Company’s fully diluted common stock. However, if the stockholder approval is not obtained prior to the six-month anniversary of the Closing, the Exchange Ratio will be adjusted from 1.0 to 1.25. To the extent required by Nasdaq’s change of control rules and regulations, the Company will file an initial listing application for its common stock.

The boards of directors of the Company and Streamex have each unanimously approved the Share Purchase Agreement and the related transactions and determined that they are advisable, fair to, and in the best interests of their respective entities and stockholders. In connection with the transaction: (i) certain stockholders of the Company will enter into voting agreements (the “Voting Agreement”) agreeing, subject to the terms and conditions therein, to vote their shares in favor of the Parent Stockholder Matters; (ii) the Company, ExchangeCo, CallCo, and the Trustee will enter into the Exchange Rights Agreement, governing the rights of holders of Exchangeable Shares; (iii) the Company, ExchangeCo, and CallCo will enter into a support agreement (the “Support Agreement”), pursuant to which CallCo will agree to exercise call rights under certain circumstances in order to enable holders of Exchangeable Shares to receive shares of the Company’s common stock upon exchange, and ExchangeCo will agree to be bound by such obligations; (iv) at the Closing, Anthony Amato, the Company’s Chief Executive Officer and a director, will resign as Chief Executive Officer and Henry McPhie, co-founder and Chief Executive Officer of Streamex, will be appointed the Company’s new Chief Executive Officer; (v) immediately after the Closing, the board of directors of the Company will be comprised of six members, four designated by the Company, who will be Mr. Amato, Chris Baer, Donald F. Browne, Steven E. Abelman and two designated by Streamex, who will be Mr. McPhie and Morgan Lekstrom, co-founder and Chairman of Streamex, who will also be appointed Chairman of the Company, and Frederick D. Hrkac will resign from the Company’s board; and (vi) the Company will file a Certificate of Designation with the Delaware Secretary of State (the “Special Voting Certificate of Designation”), to authorize a new series of preferred stock designated as “Special Voting Preferred Stock,” which will be held by the Trustee to exercise voting rights for the benefit of the Exchangeable Shareholders in accordance with the Exchange Rights Agreement. The Special Voting Preferred Stock will be delivered to the Trustee following approval of the Parent Stockholder Matters.

The parties intend for the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and the Share Purchase Agreement will constitute a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

The Closing will occur on the first business day following the satisfaction or waiver of the closing conditions set forth in the Share Purchase Agreement.

The form of Certificate of Designation for Special Voting Preferred Stock, the Share Purchase Agreement and the forms of the Voting Agreement, Exchange Rights Agreement and Support Agreement referenced therein are filed as Exhibits 3.1, 2.1, 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Company’s common stock and Special Voting Preferred Stock in connection with the Share Purchase Agreement is incorporated herein by reference. The securities described above will be issued in reliance on the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with Mr. Amato’s resignation pursuant to the Share Purchase Agreement, the Company and Mr. Amato expect to enter into (i) a First Amendment to the Executive Employment Agreement (the “First Amendment”) and (ii) a letter agreement (the “Right to Place”). Pursuant to the First Amendment, upon the effectiveness of Mr. Amato’s resignation, Mr. Amato will be entitled to severance pay of $400,000, less applicable deductions, payable in equal installments over eight months and full acceleration of all outstanding equity awards, which will become fully vested and exercisable, with an extended post-resignation exercise period for his stock options. Pursuant to the Right to Place, Mr. Amato will agree not to sell his securities of the Company for a period of 12 months without first offering them to the Company. The Right to Place will also provide the Company with a limited right to purchase such shares prior to any third-party sale.

The forms of First Amendment and Right to Place are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Share Purchase Agreement, the Company has agreed to file the Special Voting Certificate of Designation with the Secretary of State of the State of Delaware to establish the Special Voting Preferred Stock.

Pursuant to the Share Purchase Agreement and the Exchange Rights Agreement, the Special Voting Preferred Stock will consist of one (1) share and will be issued to the Trustee. The Special Voting Preferred Stock will entitle the Trustee to vote on matters submitted to the holders of the Company’s common stock, with a number of votes equal to the number of Exchangeable Shares outstanding (excluding those held by the Company and its affiliates), multiplied by the Exchange Ratio, and subject to voting instructions provided to the Trustee in accordance with the Exchange Rights Agreement.

The Special Voting Preferred Stock will not be entitled to dividends and will rank senior to the Company’s common stock and junior to all other series of preferred stock in the event of any liquidation or dissolution of the Company. The voting rights attached to the Special Voting Preferred Stock will terminate pursuant to the Exchange Rights Agreement, and the share will be automatically canceled when no votes remain attached to it.

The Special Voting Preferred Stock will not be issued until after the approval of the Parent Stockholder Matters.

Item 8.01. Other Events.

On May 23, 2025, the Company issued a press release announcing the signing of the Share Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of May 23, 2025, by and among BioSig Technologies, Inc., Streamex Exchange Corporation, BST Sub ULC, 1540875 B.C. Ltd., the shareholders of Streamex Exchange Corporation, and 1540873 B.C. Ltd., as trustee
3.1	Form of Certificate of Designation of Special Voting Stock of BioSig Technologies, Inc.
10.1	Form of Voting Agreement
10.2	Form of Exchange Rights Agreement
10.3	Form of Support Agreement
10.4	Form of First Amendment to the Executive Employment Agreement
10.5	Form of Letter Agreement
99.1	Press Release, dated May 23, 2025
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: May 27, 2025	By:	/s/ Anthony Amato
	Name:	Anthony Amato
	Title:	Chief Executive Officer